This Preferred Securities Certificate is a Global Preferred Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Preferred Security Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, except in the limited circumstances described in the Trust Agreement.

         Unless this Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to Yardville Capital Trust or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of such nominee as is requested by an authorized representative of DTC (and any payment is made to such entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, has an interest herein.


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Certificate Number                               Number of Preferred Securities
         P-1

                                    CUSIP NO.

                   Certificate Evidencing Preferred Securities
                                       of
                             Yardville Capital Trust

                        __________% Preferred Securities
                 (Liquidation Amount $10 per Preferred Security)

         Yardville Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of
________________________ preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the __________% Preferred Securities (liquidation amount $10 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 505 of the Trust Agreement. The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of __________ ____, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Preferred Securities Guarantee Agreement entered into by Yardville National Bancorp, a New Jersey corporation, and Wilmington Trust Company, as guarantee trustee, dated as of __________ ____, 1997 (the "Guarantee"), to the extent provided therein. The Trust shall furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this _____day of __________, 1997.

                                                     YARDVILLE CAPITAL TRUST

                                            By:
                                                -------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:   Administrative Trustee
                                                  -----------------------------


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                     [FORM OF CERTIFICATE OF AUTHENTICATION]
                          CERTIFICATE OF AUTHENTICATION

         This is one of the __________% Preferred Securities described in the within-mentioned Amended and Restated Trust Agreement.

Dated:

WILMINGTON TRUST COMPANY                                YARDVILLE CAPITAL TRUST
as Authentication Agent and Registrar



By:_______________________________            By:______________________________
   Authorized Signatory                              Administrative Trustee











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                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:



                    (Insert assignee's social security or tax
                             identification number)




                    (Insert address and zip code of assignee)

and irrevocably appoints



agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     -----------------
Signature:
          -------------------------------------------
            (Sign exactly as your name appears on
            the other side of this Preferred Security
            Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.




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